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                                                                    EXHIBIT 10.8

[LETTERHEAD OF MERCATOR SOFTWARE]

                                 August 16, 2001

Mr. Michael Wheeler
293 North Street
Ridgefield, CT  06877

Dear Michael:

      On behalf of Mercator Software, I am pleased to extend an offer of employment to you as Senior Vice President Product Intensive Enterprises, Worldwide. Your first day of employment will commence on or before October 8, 2001. Michael, I look forward to bringing you on board as a key member of our executive leadership team. In addition to this worldwide role, you will be a key member of Mercator's Operating Committee. Following are details of our offer to you.

1. Position. You will start in a full-time position as Senior Vice President, Product Intensive Enterprises, Worldwide reporting to me. By signing this letter, you confirm to the Company that you are under no contractual or other legal obligations that would prohibit you from entering employment with or performing your duties for the Company.

2. Compensation and Employee Benefits. You will be paid a starting salary at the rate of $250,000 annually, subject to an annual compensation review each year beginning February 1, 2002, and payable in accordance with the Company's standard payroll schedule. We will also offer you the opportunity to participate in the Company's annual incentive bonus plan, under which you will be eligible to earn, at par, a bonus of 100% of your base salary. The bonus payout is based upon corporate and business unit performance and individual contribution in meeting our objectives. The payout range is zero to 300%. Your 2001 bonus is guaranteed to be no less than $200,000. It will be payable in the first quarter of 2002, consistent with when other executives at this level are paid. As a senior executive of the Company, you will be eligible to participate in the company-sponsored benefits that the Company makes available to senior executives (e.g., health insurance, dental insurance, etc.).

3. Options. You will be granted 300,000 options upon joining the company with an exercise price equal to the fair market value on the date of grant. All of these options will be subject to the attached vesting schedule.
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Mr. Michael Wheeler
August 16, 2001
Page 2


Upon a change of control of Mercator, Fifty (50%) percent of your outstanding unvested stock options will vest and become immediately exercisable. A change of control will be defined as the company being acquired and as a result it is no longer publicly traded. The options that you acquire shall be subject to the terms and conditions of the relevant stock option plan and stock option agreement and other related agreements to be entered into by and between you and the Company. In the event your employment is terminated by death or disability, options to be vested within six (6) months of your death or disability will be vested and be exercisable for the balance of their original term.

4. Sign-On Bonus. You will be given a sign-on bonus of $100,000 payable in two equal installments, $50,000 on October 8th and $50,000 on November 15th

5. Vacation. You will be entitled to four weeks vacation, in addition to scheduled company holidays.

6. Life Insurance. As an executive within the company, you will be entitled to receive term life insurance in the amount of $500,000 payable by the Company.

7. Severance. If you are terminated for any reason other than for cause, you will be entitled to twelve months' salary payable biweekly. In addition, executive benefits for medical insurance and other executive perquisites will be provided for six months.

If there is a change of control of the Company as defined in paragraph 3 herein, within one year following a change of control of the Company, you may terminate your employment with the Company if, during that one year period without your written consent, there has occurred a significant diminution of, or assignment to you of any duties inconsistent with your title, status, duties or responsibilities as in effect as of the beginning of your employment with Mercator. This right of termination can be exercised only if you give written notice to the Company within thirty (30) days of the occurrence of the significant diminution of, or assignment to you of any duties inconsistent with your title, status, duties or responsibilities as in effect as of the beginning of your employment with Mercator which you rely upon to terminate this agreement. If you elect to terminate your employment pursuant to this provision, upon such termination Mercator shall pay you twelve (12) months of base salary in accordance with the Company's usual payroll practices.

8. Employment Relationship. The term of your employment with the Company is for no specific period of time. Your employment with the Company will be "at will," meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause with 30 days notice. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express written agreement signed by you and the Company.
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Mr. Michael Wheeler
August 16, 2001
Page 3


9. Withholding Taxes. All amounts of compensation referred to in this letter are subject to reduction by the Company to meet all applicable withholding and payroll tax requirements.

10. Conditions of Employment. Upon joining Mercator, you will be required to sign the enclosed Conditions of Employment agreement that includes non-disclosure and non-compete clauses which set forth conditions relating to the security and protection of the Company's trade secrets. In addition, you will be required to comply with and periodically sign a certification of compliance with Mercator's Insider Trading Policy.

11. Entire Agreement. This letter supersedes and replaces any prior understandings or agreements, whether oral or written, between you and the Company regarding the subject matter described in this letter.

      We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating the line provided below and returning the executed copy to the undersigned. The terms and conditions of this offer will expire on September 15, 2001. As required by law, your employment with the Company is also contingent upon your providing legal proof of your identify and authorization to work in the United States.

      I look forward to working with you and having you as a member of my executive team.

      If you have any questions, please call me at (203) 563-1201.

                                           Very truly yours,
                                           MERCATOR SOFTWARE, INC.


                                           /s/ Roy C. King

                                           Roy C. King
                                           Chief Executive Officer and Chairman

      I have read and accept this employment offer:

      /s/ Michael Wheeler                              Date:
      --------------------------------------------          --------------------
      Signature of Michael Wheeler
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                          Attachment - Vesting Schedule

                       -----------------------------------
                       # of Options      Date of Vesting
                       -----------------------------------
                          75,000          Date of Grant
                       -----------------------------------
                          14,062             11/15/01
                       -----------------------------------
                          14,062              2/15/02
                       -----------------------------------
                          14,062              5/15/02
                       -----------------------------------
                          14,062              8/15/02
                       -----------------------------------
                          14,062             11/15/02
                       -----------------------------------
                          14,062              2/15/03
                       -----------------------------------
                          14,062              5/15/03
                       -----------------------------------
                          14,062              8/15/03
                       -----------------------------------
                          14,062             11/15/03
                       -----------------------------------
                          14,062              2/15/04
                       -----------------------------------
                          14,062              5/15/04
                       -----------------------------------
                          14,062              8/15/04
                       -----------------------------------
                          14,062             11/15/04
                       -----------------------------------
                          14,062              2/15/05
                       -----------------------------------
                          14,062              5/15/05
                       -----------------------------------
                          14,070              8/15/05
                       -----------------------------------